NEWS RELEASE 5750 New King Drive, Suite 320 ♦ Troy, Michigan 48098 FOR IMMEDIATE RELEASE Diversified Restaurant Announces Restructuring Program and Management Changes TROY, MI, July 3, 2019 -- Diversified Restaurant Holdings, Inc. (Nasdaq: SAUC) ("DRH" or the "Company"), one of the largest franchisees for Buffalo Wild Wings® ("BWW"), announced today that David G. Burke, President and CEO, and Phyllis Knight, Chief Financial Officer, resigned their positions with the Company as part of the Company’s efforts to restructure the business effective June 27, 2019. Mr. Burke also resigned his position as a Director at that time. Michael Ansley, Executive Chairman of the Board, will assume the role of Interim CEO. Mr. Ansley is the founder and largest shareholder of the Company. He has been operating Buffalo Wild Wings franchises for over 20 years. Toni Werner, Controller, will assume the role of Interim CFO. The restructuring, which includes other cost saving measures, is expected to reduce annual costs by approximately $1.5 million. Restructuring charges, including approximately $0.4 million of non- recurring expenses incurred in the first quarter of 2019, are expected to be approximately $2.0 million through the second quarter of 2019. Mr. Ansley commented, “We would like to thank David and Phyllis for their contributions and wish them well in the future. I am resuming responsibility of the business supported by Jason Curtis, our long-time Chief Operating Officer. We also have the benefit of Toni stepping up as interim CFO to lead our strong finance and accounting team.” He added, “These changes and the dedication of the DRH team are a true testament to our belief in the opportunities for our business as we support Inspire Brands’ efforts to reignite Buffalo Wild Wings. We are excited about the changes and investments being made by Inspire Brands. We have a strong franchise and are comprised of a great group of employees providing exceptional service throughout the five states in which we operate our 64 restaurants. In addition to this administrative adjustment, our priorities continue to be the restructuring of our debt, growing sales and leveraging our infrastructure.” Ms. Werner, CPA, joined DRH in May 2014 as Controller. She began her career 20 years ago at Deloitte & Touche LLP, after which she was shared services Controller at PulteGroup, Inc. overseeing the Georgia and Tennessee markets and various corporate office responsibilities. Ms. Werner received her B.S. degree in Accounting from Oakland University in Rochester Hills, Michigan. About Diversified Restaurant Holdings, Inc. Diversified Restaurant Holdings, Inc. is one of the largest franchisees for Buffalo Wild Wings with 64 franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. DRH’s strategy is to generate cash, reduce debt and leverage its strong franchise operating capabilities for

Diversified Restaurant Holdings Announces Restructuring Program and Management Changes July 3, 2019 Page 2 of 2 future growth. The Company routinely posts news and other important information on its website at http://www.diversifiedrestaurantholdings.com. Safe Harbor Statement The information made available in this news release contain forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward- looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties, and actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the outcome of the employment situation of the Company’s executive officers, the success of initiatives aimed at improving the Buffalo Wild Wings brand, the impact of economic and industry conditions, competition, food safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason. Investor and Media Contact: Deborah K. Pawlowski Kei Advisors LLC 716.843.3908 dpawlowski@keiadvisors.com -###-